Exhibit 10.4

AMENDMENT NO. 1 TO THE SUBSCRIPTION AGREEMENT

This AMENDMENT NO. 1 TO THE SUBSCRIPTION AGREEMENT (this “Amendment No. 1”), dated as of the 16th day of October, 2025, is by and between Monticello Capital Partners, LLC, a Delaware limited liability company (the “Subscriber”), and BlackRock Monticello Debt Real Estate Investment Trust, a Maryland statutory trust (the “Trust”).

WITNESSETH

WHEREAS, the Trust and the Subscriber entered into that certain Subscription Agreement, dated as of May 6, 2025 (the “Agreement”), pursuant to which the Subscriber agreed to purchase an aggregate of not less than $3.25 million in Class E Shares of the Trust as more specifically provided therein;

WHEREAS, each of the Trust and the Subscriber wish to amend the Agreement as set forth in this Amendment No. 1; and

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Agreement.

ARTICLE I

Section 1. Amendment to Agreement. Each of the Trust and the Subscriber agrees that, effective as of the date hereof, Section 4 of the Agreement is hereby replaced in its entirety by the following:

4. The Class E Shares purchased by the Subscriber described herein shall be subject to the following repurchase terms:

a. Subject to the terms and conditions set forth in this Section 4, the Subscriber agrees to not seek repurchase of the Class E Shares it receives in connection with the Commitment until December 31, 2028 (the “Monticello Liquidity Date”).

b. On or after the Monticello Liquidity Date, the Subscriber may, from time to time, request to have the Class E Shares issued in connection with the Commitment repurchased by the Trust (each an “Monticello Repurchase”) at a price per share equal to the most recently determined NAV per Class E Share as of the repurchase date; provided, that the aggregate number of Class E Shares repurchased from the Subscriber in any quarter by the Trust shall be limited to, in the aggregate with all other repurchases of Sponsor Shares (as defined below) in such quarter (which shall be on a pro rata basis, with respect to the Sponsor Investor’s repurchase request), no more than a number of common shares available under the 5% quarterly cap set forth in the Trust’s share repurchase plan as described in the Private Placement Memorandum (as amended from time to time, the “Share Repurchase Plan”) after satisfaction of repurchase requests from all other common shareholders who have properly submitted a repurchase request for such quarter in accordance with the Share Repurchase Plan. “Sponsor Shares” means, collectively, the Class E Shares received by the Subscriber in connection with the Commitment and Class E Shares issued to BlackRock Financial Management, Inc., a Delaware corporation (the “BLK Advisor”), pursuant to that certain subscription agreement, by and between the BLK Advisor and the Trust, dated March 14, 2025, as amended by Amendment No. 1 thereto, dated May 8, 2025, as further amended by Amendment No. 2 thereto, dated October 16, 2025.

c. The Class E Shares issued in connection with the Commitment are not eligible for repurchase pursuant to the Share Repurchase Plan and therefore are not subject to the limitations set forth therein, including the early repurchase deduction.

d. For so long as the Subscriber or its affiliate acts as an investment advisor to the Trust, the Trust shall not effect any Monticello Repurchase with respect to any quarter in which either (i) the full amount of all common shares of the Trust requested to be repurchased under the Share Repurchase Plan are not repurchased or (ii) the Share Repurchase Plan has been suspended.

f. The Trust may in its sole discretion determine to suspend repurchases under this Subscription Agreement if it is prohibited from repurchasing the Class E Shares by a legal or regulatory restriction applicable to it.

g. For so long as the Subscriber or its affiliate acts as an investment advisor to the Trust, the Subscriber will not request that Class E Shares issued in respect of the Commitment be repurchased under the Share Repurchase Plan.

ARTICLE II

MISCELLANEOUS

Section 2. Except as amended by this Amendment No. 1, the Agreement remains unaltered and in full force and effect. The Agreement, as amended by this Amendment No. 1, embodies the entire understanding of the parties, supersedes any prior agreements or understandings with respect to the subject matter hereof, and cannot be altered, amended, supplemented, or abridged, or any provisions waived except by the written consent of the parties.

ARTICLE III

MISCELLANEOUS

Section 3. Counterparts. This Amendment No. 1 may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

MONTICELLO CAPITAL PARTNERS, LLC

By:	/s/ Alan Litt
Name:	Alan Litt
Title:	President

BLACKROCK MONTICELLO DEBT REAL ESTATE INVESTMENT TRUST

By:	/s/ Robert P. Karnes
Name:	Robert P. Karnes
Title:	President

[Signature Page to Amendment No. 1 to Subscription Agreement]